UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 8, 2011
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01                       Entry into a Material Definitive Agreement.

On December 8, 2011, Delta Natural Gas Company, Inc. (the “Company”), entered into a Note Purchase and Private Shelf Agreement (the “Agreement”) with Prudential Investment Management, Inc. (“Prudential”), The Prudential Insurance Company of America, MTL Insurance Company and other purchasers that may become a party thereto.  The Agreement provides the Company with certain financing arrangements.

Under the Agreement, the Company agreed to issue an aggregate principal amount of $58,000,000 of Series A Notes (the “Series A Notes”), for which the purchasers under the Agreement will pay 100% of the face principal amount.  Subject to certain conditions to closing, the purchase and sale of the Series A Notes is scheduled to close and fund on December 20, 2011.  The proceeds from the sale of the Series A Notes will be used to fund the redemption of our 5.75% Insured Quarterly Notes Due April 1, 2021, which have an outstanding principal balance of $38,450,006, and our 7% Debentures Due February 1, 2023, which have an outstanding principal balance of $19,410,000.

The Series A Notes will be unsecured, bear interest at a rate of 4.26% per annum and mature on December 20, 2031.  Accrued interest on the Series A Notes will be payable quarterly beginning in March of 2012.  Beginning in December of 2012, the Company will be required to make a $1,500,000 principal reduction payment on the Series A Notes each December.  Any additional prepayment of principal by the Company is subject to a prepayment premium which varies depending on the yields of United States Treasury securities with a maturity equal to the remaining average life of the Series A Notes.

The Agreement contains a number of customary covenants related to this type of financing, including a requirement that the Company maintain a minimum tangible net worth and a requirement that the Company maintain certain minimum financial ratios.  The Agreement also contains customary events of default, the occurrence of which may result in all of the Series A Notes then outstanding becoming immediately due and payable.

Under the Private Shelf Facility portion of the Agreement, for a period of two years the Company may in its discretion issue, and Prudential and its affiliates may in their discretion purchase, additional long-term senior, unsecured promissory notes of the Company (the “Shelf Notes”) in the aggregate principal amount of $17,000,000.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Series A Notes or any Shelf Notes.  The Series A Notes and Shelf Notes will not be and have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The statements in this Form 8-K regarding the closing on the sale of the Series A Notes, issuance of any Shelf Notes and redemption of our existing long-term debt, are forward-looking statements that involve risks and uncertainties, including, but not limited to, satisfaction of certain conditions to closing, market conditions and the continued condition of the Company.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those stated in any forward-looking statements based on a number of factors.  For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended June 30, 2011, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information disclosed in Item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

Exhibit 10.01
Note Purchase and Private Shelf Agreement among Delta Natural Gas Company, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, MTL Insurance Company and other purchasers that may become a party thereto dated as of December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: December 12, 2011	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX
To
FORM 8-K
of
DELTA NATURAL GAS COMPANY, INC.
dated December 8, 2011
Pursuant to Section 102(d) of Regulation S-T
(17 C.F.R. §232.102(d))

10.1
Note Purchase and Private Shelf Agreement among Delta Natural Gas Company, Inc., Prudential Investment Management, Inc., The Prudential Insurance Company of America, MTL Insurance Company and other purchasers that may become a party thereto dated as of December 8, 2011